Exhibit (e)

HENNESSY FUNDS TRUST
FORM OF THIRD AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS THIRD AMENDMENT effective as of February 28, 2014 to the Distribution Agreement, dated as of July 1, 2005, as amended February 5, 2009 and October 26, 2012 (the "Agreement"), is entered into by and between HENNESSY FUNDS TRUST, a Delaware statutory trust (the "Trust") and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Distributor desire to amend the series of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HENNESSY FUNDS TRUST	QUASAR DISTRIBUTORS, LLC

By: ______________________________	By: ________________________________

Printed Name:______________________	Printed Name: James R. Schoenike

Title:_____________________________	Title: President

Amended Exhibit A
to the
Distribution Agreement

Fund Names

Separate Series of Hennessy Funds Trust

Name of Series
Hennessy Cornerstone Growth Fund
Hennessy Focus Fund
Hennessy Cornerstone Mid Cap 30 Fund
Hennessy Cornerstone Large Growth Fund
Hennessy Cornerstone Value Fund
Hennessy Large Value Fund
Hennessy Total Return Fund

Hennessy Equity and Income Fund
Hennessy Balanced Fund
Hennessy Core Bond Fund

Hennessy Gas Utility Index Fund
Hennessy Small Cap Financial Fund
Hennessy Large Cap Financial Fund
Hennessy Technology Fund
Hennessy Japan Fund
Hennessy Japan Small Cap Fund